EXHIBIT 10.1

AMERICAN CAPITAL STRATEGIES, LTD.

2006 STOCK OPTION PLAN

1.    Definitions

        In this Plan, except where the context otherwise indicates, the following definitions apply:

1.1. "Affiliate" means a parent or subsidiary corporation of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including any parent or subsidiary of the Company which becomes such after adoption of the Plan.

1.2.  "Agreement" means a written agreement granting an Option that is in such form as the Committee in its discretion shall determine and is executed by the Company and the Optionee.

1.3.  "Board" means the Board of Directors of the Company.

1.4. "Cause" has the meaning set forth in Section 7.4.

1.5. "Code" means the Internal Revenue Code of 1986, as amended.

1.6. "Committee" means the committee(s) of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, (a) the Executive Committee of the Board shall be the Committee with respect to participation by and Option grants to Eligible Individuals who are Non-Employee Directors, and (b) the Compensation and Corporate Governance Committee of the Board shall be the Committee with respect to participation by and Option grants to all other Eligible Individuals.

1.7. "Common Stock" means the common stock, par value $.01 per share, of the Company.

1.8. "Company" means American Capital Strategies, Ltd., a Delaware corporation.

1.9. "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Article 7.

1.10. "Date of Grant" means the date on which an Option is granted under the Plan.

1.11 "Director" means a member of the Board of Directors of the Company or any Affiliate.

1.12. "Director Effective Date" means the date on which the Securities and Exchange Commission grants an order approving the Plan as it applies to the participation of Non-Employee Directors.

1.13. "Director Option Shares" has the meaning set forth in Section 5.1.

1.14. "Disability" means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

1.15. "Eligible Individual" means any Employee, any person who has been hired to be an Employee or any Director, including any Non-Employee Director.

1.16. "Employee" means any person who the Committee determines to be an employee of the Company or, if permitted by law, an Affiliate.

1.17. "Employee Option Shares" has the meaning set forth in Section 5.1.

1.18. "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows: (a) if the Common Stock is listed on any established exchange or traded on the Nasdaq National Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the Date of Grant, as reported in The Wall Street Journal or such other source as the Board deems reliable; or (b) in the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board, but in no event shall be less than the current net asset value of the Common Stock.

1.19. "Incentive Stock Option" means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

1.20. "Initial Eligible Director" means any Non-Employee Director who is an Eligible Individual as of the Director Effective Date.

1.21. "1940 Act" means the Investment Company Act of 1940, as amended.

1.22. "Non-Employee Director" means any Director who is not also an Employee.

1.23. "Nonqualified Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

1.24. "Option" means an option to purchase Shares granted under the Plan.

1.25. "Option Period" means the period during which an Option may be exercised.

1.26. "Option Price" means the price per Share at which an Option may be exercised, provided, however, that, except as the Option Price may be adjusted to the extent provided in Article 9 hereof (subject to Section 6.4 hereof), the Option Price shall not be less than the Fair Market Value as of the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a "Ten-Percent Stockholder", the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value on the Date of Grant.

1.27. "Optionee" means an Eligible Individual to whom an Option has been granted.

1.28. "Plan" means the American Capital Strategies, Ltd. 2006 Stock Option Plan, as such may be amended from time to time.

1.29. "Share" means a share of Common Stock.

1.30. "Ten-Percent Stockholder" means an Optionee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate.

2.    Purpose

        The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Individuals of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company.

3.    Administration

        The Committee shall administer the Plan and shall have plenary authority, in its discretion, to award Options to Eligible Individuals, subject to the provisions of the Plan. The Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the terms (which terms need not be identical) of all Options including, but not limited to, which Eligible Individuals shall be granted Options, the time or times at which Options are granted, the Option Price, the number of Shares subject to an Option, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any provisions relating to vesting, any circumstances in which Options terminate or Shares may be repurchased by the Company, the period during which Options may be exercised and any other restrictions on Options. In making these determinations, the Committee may take into account the nature of the services rendered by the Optionees, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to construe and interpret the Plan and the Agreements, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan or the Agreements, including, but not limited to, any determination to accelerate the vesting of outstanding Options. The determinations of the Committee on the matters referred to in this Article 3 shall be binding and final. The Committee may delegate its authority under this Article 3 and the terms of the Plan to the extent it deems desirable and is consistent with the requirements of applicable law.

4.    Eligibility

        Options may be granted only to Eligible Individuals and only Employees shall be eligible to receive Incentive Stock Options.

5.    Stock Subject to the Plan

5.1. Subject to adjustment as provided in Article 9, the maximum number of Shares that may be issued under the Plan pursuant to Option grants to Eligible Individuals other than Non-Employee Directors is 6,000,000 Shares (the "Employee Option Shares"), and the maximum number of Shares that may be issued under the Plan pursuant to Option grants to Eligible Individuals who are Non-Employee Directors is 245,000 Shares (the "Director Option Shares").

5.2. If an Option expires or terminates for any reason without having been fully exercised, the unissued Shares which had been subject to such Option shall become available for the grant of additional Options.

6.    Options

6.1. Options granted under the Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as designated by the Committee. Each Option granted under the Plan shall be clearly identified either as an Incentive Stock Option or a Nonqualified Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options granted to Eligible Individuals shall be subject to the terms and conditions set forth in this Article 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify. All Incentive Stock Options shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

6.2. The Option Period for Options granted to Eligible Individuals shall be determined by the Committee and specifically set forth in the Agreement, provided, however, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to an Employee who on the Date of Grant is a Ten-Percent Stockholder) from its Date of Grant.

6.3. The maximum number of Shares that may be covered by Options granted to any Eligible Individual who is a Non-Employee Director during the term of this Plan shall not exceed 750,000 Shares, and, subject to adjustment as provided in Article 9, the maximum number of Shares that may be covered by Options granted to any other Eligible Individual during the term of this Plan shall not exceed 40,000 Shares.

6.4. Notwithstanding anything to the contrary in this Plan, without the approval of the stockholders of the Company, no Option shall be issued in exchange for or as a reissuance of any outstanding Option or, except for the payment of cash dividends as provided in Section 9.2, the Option Price for any outstanding Option shall not be changed, if the effect of such exchange or change would be to reduce the Option Price for any outstanding Option, except as necessary to reflect the effect of a stock split, stock dividend or similar event.

6.5. Notwithstanding anything to the contrary in this Plan, all grants of Options to Eligible Individuals who are Non-Employee Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with this Article 6. No person shall have any discretion to select which of such Eligible Individuals shall be granted Options or to determine the number of Shares to be covered by Options.

6.6. Each Initial Eligible Director shall be automatically granted an Option to purchase 40,000 Shares on and as of the Director Effective Date. Although such Options will be issued as of the Director Effective Date, such Options shall be deemed to vest over a three-year period commencing May 11, 2006, with one-third of the total number of Shares subject to each such Option vesting on each of the first three anniversaries following May 11, 2006, provided, that if the Director Effective Date does not occur before any such anniversary, the Shares subject to such Options that would have otherwise vested on such anniversary shall instead vest on the Director Effective Date. The Option Period for such Options shall expire on the later of May 11, 2016 and the three-year anniversary of the Director Effective Date. The Option Price for each Share granted under this Section 6.6 shall be the Fair Market Value on the Director Effective Date.

6.7. Each Non-Employee Director who becomes an Eligible Individual after May 11, 2006, shall be entitled to receive, to the extent that there are Director Option Shares that have not been issued or are not reserved for future issuance upon the exercise of other Options issued to Non-Employee Directors, an Option to purchase 40,000 Shares. Such Option shall be issued on the later of the Director Effective Date and the date the person becomes a Non-Employee Director. Although such Options may be issued after the date the person becomes a Non-Employee Director, such Options shall be deemed to vest over a three-year period commencing on the date such person becomes a Non-Employee Director, with one-third of the total number of Shares subject to each such Option vesting on each of the first three anniversaries following the date such person becomes a Non-Employee Director, provided, that if the Director Effective Date does not occur before any such anniversary, the Shares subject to such Options that would have otherwise vested on such anniversary shall instead vest on the Director Effective Date. The Option Period for such Options shall expire on the later of the date such person becomes a Non-Employee Director and the three-year anniversary of the Director Effective Date. The Option Price for each Share granted under this Section 6.6 shall be the Fair Market Value on the later of the Director Effective Date and the date the person becomes a Non-Employee Director.

7.    Exercise of Options

7.1. An Option may, subject to the terms of the applicable Agreement under which it is granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Price for the Shares with respect to which the Option is exercised as provided in Section 7.2 hereof.

7.2. Payment of the aggregate Option Price for the Shares with respect to which an Option is being exercised shall be made in cash; provided, however, that the Committee, in its sole discretion, may provide in an Agreement that part or all of such payment may be made by the Optionee in one or more of the following manners: (a) by delivery (including constructive delivery) to the Company of Shares valued at Fair Market Value on Date of Exercise (provided that such Shares, if acquired pursuant to an Option granted hereunder or pursuant to any other compensation plan maintained by the Company or any Affiliate, have been held by the participant for at least six months); (b) by delivery on a form prescribed by the Committee of a properly executed exercise notice and irrevocable instructions to a registered securities broker approved by the Committee to sell Shares and promptly deliver cash to the Company; (c) for Options granted to Eligible Individuals other than Non-Employee Directors, by delivery of a promissory note as provided in Section 7.3 hereof; or (d) by surrender to the Company of an Option (or a portion thereof) that has become exercisable and the receipt from the Company upon such surrender, without any payment to the Company (other than required tax withholding amounts), of (x) that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market Value on the date of surrender over (ii) the Option Price, plus (y) an amount of cash equal to the Fair Market Value of any fractional Share to which the Optionee would be entitled but for the parenthetical in clause (x) above relating to whole number of Shares. Any such surrender shall be treated as the exercise of the Option (or portion thereof).

7.3. To the extent provided in an Option Agreement and permitted by the 1940 Act and other applicable law, including Section 402 under the Sarbanes-Oxley Act of 2002, the Committee may accept as payment of the Option Price a promissory note executed by the Optionee evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 7.3 shall be payable upon such terms as may be determined by the Committee, shall be secured by a pledge of the Shares received upon exercise of the Option and shall bear interest at a rate fixed by the Committee.

7.4. With respect to any Option granted to an Optionee who is a Non-Employee Director:

(a) In the event of death or Disability during the Optionee's service as a Director, the unexercised portions of each of his or her Options shall immediately become exercisable and may be exercised (by his or her personal representative in the event of such death) for a period of three years following the date of such death or one year following the date of such Disability, but in no event after the respective expiration dates of such Options.

(b) In the event of the termination of such an Optionee's service as a Director for Cause, the unexercised portions of each of his or her Options shall immediately terminate upon such termination of service as a Director and may not be exercised thereafter, unless otherwise determined by the Committee. The Committee in its sole discretion may determine that an Optionee's service as a Director was terminated for "Cause," if it finds that the Optionee willfully violated any of the Company's policies on ethical business conduct or engaged in any activity or conduct during his or her service as a director which was inimical to the best interests of the Company.

(c) In the event of such an Optionee's service as a director is terminated for any reason other than by his or her death or Disability or by the Company for Cause, the unexercised portions of each of his or her Options, to the extent then exercisable, may be exercised within one year immediately following the date of termination, but in no event after the respective expiration dates of such Options.

8.    Restrictions on Transfer

        Options shall not be transferable other than by will or the laws of descent and distribution. An Option may be exercised during the Optionee's lifetime only by the Optionee or, in the event of his or her legal disability, by his or her legal representative. The Shares acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfers or dispositions thereof (a) as are in effect among the stockholders of the Company at the time such Shares are acquired, (b) as the Committee shall deem appropriate and (c) as are required by applicable law.

9.    Capital Adjustments

9.1. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Committee may, in its discretion and to the extent necessary to compensate for the effect thereof, provide for a substitution for or adjustment in (a) the number and class of Shares subject to outstanding Options, (b) the Option Price of outstanding Options, (c) the aggregate number and class of Shares that may be issued under the Plan, and (d) for the maximum number of Shares with respect to which an Employee may be granted Options during the period specified in Section 6.3.

9.2. In the event that the Corporation should pay a dividend in cash to all holders of outstanding Common Stock, the Committee may reduce the Option Price for each outstanding Option by an amount equal to the per share amount of such dividend; provided, that the Option Price for an Option shall not be reduced below zero. The Committee shall have the right at any time to adopt a resolution providing that this section shall take effect automatically without further action and may thereafter discontinue the applicability of this section to any or all Options.

10.  Termination or Amendment

        The Board may amend, alter, suspend or terminate the Plan in any respect at any time; provided, however, that after the Plan has been approved by the stockholders of the Company, no amendment, alteration, suspension or termination of the Plan shall be made by the Board without approval of (a) the Company's stockholders to the extent stockholder approval is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed, if any, and (b) each affected Optionee if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any Option granted prior to the date of such amendment, alteration, suspension or termination. No Option may be granted under the Plan during any suspension or after termination of the Plan.

11.  Modification, Extension and Renewal of Options; Substituted Options

11.1. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew the terms of any outstanding Options, or accept the surrender of outstanding Options granted under the Plan or options and stock appreciation rights granted under any other plan of the Company or an Affiliate (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Subject to Section 6.4, any such substituted Options may specify a longer term than the surrendered options and stock appreciation rights, or have any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any of the Optionee's rights or obligations under such Option.

11.2. Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Committee, be granted under the Plan in substitution for stock appreciation rights and options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the options and stock appreciation rights in substitution for which they are granted.

12.  Effectiveness of the Plan

        The Plan and any amendment thereto shall be effective on the date on which it is adopted by the Board, provided that any such adoption requiring stockholder approval is subject to approval by vote of the stockholders of the Company within 12 months after such adoption by the Board. In addition, to the extent that the Plan pertains to the issuance of Options to Non-Employee Directors and, if required by the 1940 Act, the Plan (or any amendment thereto) with regard to the issuance of Options to Non-Employee Directors shall not become effective until the Securities and Exchange Commission or other governmental authority shall have granted the necessary exemptions or other consents pursuant thereto, but to the extent legally permissible, any such effectiveness shall be deemed to occur retroactive to the adoption thereof by the Board. Options may be granted prior to stockholder approval of the Plan or the issuance of necessary governmental exemptions or consent, and the date on which any such Option is granted shall be the Date of Grant for all purposes provided that (a) each such Option shall be subject to stockholder approval of the Plan and the issuance of such governmental exemptions or consents, (b) no Option may be exercised prior to such stockholder approval or issuance of such governmental exemptions or consents, and (c) any such Option shall be void ab initio if such stockholder approval is not obtained or such governmental exemptions or consents are not issued.

13.  Withholding

        The Company's obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Option shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, an Optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Optionee, or (c) delivering to the Company already owned and unencumbered Shares.

14.  Term of the Plan

        Unless sooner terminated by the Board pursuant to Article 10, the Plan shall terminate on March 23, 2016, and no Options may be granted after such date. The termination of the Plan shall not affect the validity of any Option outstanding on the date of termination.

15.  Indemnification of Committee

        In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

16.  General Provisions

16.1. The establishment of the Plan shall not confer upon any Eligible Individual any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.

16.2. The Plan does not constitute inducement or consideration for the employment or service of any Eligible Individual, nor is it a contract between the Company or any Affiliate and any Eligible Individual. Participation in the Plan shall not give an Eligible Individual any right to be retained in the service of the Company or any Affiliate.

16.3. Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of stockholder approval upon the same.

16.4. The interests of any Eligible Individual under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

16.5. The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware and it is the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

16.6. The Committee may require each person acquiring Shares pursuant to Options hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Option may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Agreement or to comply with the Delaware General Corporation Law.

16.7. The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of Options, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

16.8. To the extent this Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded.

AMERICAN CAPITAL STRATEGIES, LTD.

2006 STOCK OPTION PLAN

TERMS AND CONDITIONS OF GRANT (1)

I. Definitions. In these Terms and Conditions, except where the context otherwise indicates, the following definitions apply:

A. "Affiliate" means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation").

B. "Board" means the Board of Directors of the Company.

C. A "Change of Control" means the occurrence of any of the following events after the Date of Grant: (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Company, becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 51% or more of the combined voting power of the Company's then outstanding securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

D. "Code" means the Internal Revenue Code of 1986, as amended.

E. "Committee" means the committee charged, pursuant to the provisions of the Plan, with the administration of the Plan. Unless otherwise determined by the Board, the Compensation and Corporate Governance Committee of the Board shall be the Committee.

F. "Common Stock" means the common stock, par value $0.01 per share, of the Company.

G. "Company" means American Capital Strategies, Ltd., a Delaware corporation.

H. "Covered Shares" means the number of Shares subject to the Option set forth on the Notice.

I. "Date of Exercise" means the date on which the Company receives notice pursuant to Section 4.1 of the exercise, in whole or in part, of the Option.

J. "Date of Expiration" means the date on which the Option shall expire, which shall be the earliest of the following times:

1. ninety (90) days after the termination of the Optionee's Employment other than by reason of retirement at age 60 or older, death or Disability;

2. five (5) years after the date the Optionee's Employment is terminated by reason of Optionee's retirement at age 60 or older, death or Disability; or

3. ten (10) years after the Date of Grant.

(1) These Terms and Conditions are applicable only to Options issued under the Plan for Employee Option Shares.

K. "Date of Grant" means the date set forth as the date on which the Option was granted.

L. "Disability" means, if Optionee has an employment agreement, a "Disability" as defined therein, and otherwise a physical or mental condition of Optionee that, in the good faith judgment of not less than a majority of the entire membership of the Committee, prevents Optionee from being able to perform the services required as part of his or her Employment and that results in the Optionee becoming eligible for long-term disability benefits (if such benefits are provided by the Company).

M. "Employment" means the Optionee's employment with the Company and its Affiliates.

N. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

O. "Fair Market Value" means the amount equal to the closing price for a share of Common Stock on the NASDAQ National Market System as reported by such source as the Committee may select or, if such price is not so reported, then the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

P. "Notice" means the notice of grant of Options and to which these Terms and Conditions are appended or are otherwise made a part.

Q. "NSO" shall have the meaning set forth in Section 3.1.

R. "Option" means the incentive stock option granted to the Optionee in Section 2 of these Terms and Conditions.

S. "Option Price" means the dollar amount per Share set forth in the Notice.

T. "Optionee" means the person identified as the "Optionee" in the Notice.

U. "Plan" means the American Capital Strategies, Ltd., 2006 Stock Option Plan.

V. "Securities Act" means the Securities Act of 1933, as amended.

W. "Share" means a share of Common Stock.

II. Terms of the Option.

A. Type of Option. Unless otherwise designated by the Company in the Notice or otherwise, the Option is intended to be an incentive stock option within the meaning of Section 422 of the Code; provided, however, that to the extent that, during any calendar year, the Option becomes exercisable for the first time with respect Shares having an aggregate fair market value in excess of the limit imposed by Section 422(d) of the Code, (a) the Option shall be treated as a nonstatutory stock option (an "NSO") and not as an incentive stock option to the extent required by Section 422(d) of the Code, and (b) upon any exercise of the Option, the Optionee shall be required to designate the extent to which, if any, the exercise of the Option is with respect that portion of the Option that is a nonstatutory stock option pursuant to the preceding clause (a). If, as of the same date, the Optionee exercises the Option with respect to a portion of the Option that is an incentive stock option and with respect to a portion of the Option that is a nonstatutory stock option, the Company shall issue separate certificates to the Optionee representing (i) those Shares that were acquired pursuant to the exercise of an incentive stock option (which Shares shall be identified on the Company's stock transfer records as such), and (ii) those Shares that were acquired pursuant to the exercise of a nonstatutory stock option.

B. Exercise Period. During the period commencing on the Date of Grant and terminating on the Date of Expiration, the Option may be exercised with respect to all or a portion of the Covered Shares (in full shares), to the extent that the Option has vested and has not been previously exercised with respect to such Covered Shares.

C. Vesting Schedule.

1. On each of the first five anniversaries of the Date of Grant, each Option shall vest as to one-fifth (1/5) of the Covered Shares rounded up to the nearest whole number of Shares (or, if less, the remainder of the Covered Shares with respect to which the Option has not yet vested).

2. Notwithstanding the provisions of Section 3.3(a), (i) the Option shall vest in full upon a Change of Control, or in the event of termination of Employment as a result of death or Disability, and (ii) in the event of the Optionee's termination of Employment for any other reason, no part of the Option shall vest after the Termination Date.

III. Exercise

A. Notice. The Option shall be exercised, in whole or in part, by the delivery to the Company of written notice of such exercise, in the form of Exhibit A hereto or such other form as the Committee may from time to time prescribe (an "Exercise Notice"), accompanied by (i) full payment of the Option Price with respect to that portion of the Option being exercised and (ii) any amounts required to be withheld pursuant to applicable tax laws in connection with such exercise. Options may be exercised only with respect to whole numbers of Shares. Until the Committee notifies the Optionee to the contrary, the form attached to these Terms and Conditions as Exhibit A shall be used to exercise the Option.

B. Payment of the Option Price. Upon exercise of the Option, the Optionee shall pay the Option Price and any applicable withholding tax amounts in cash or by a use of a promissory note as contemplated by Section 7.3 of the Plan.

IV. Restrictions on Transfer. Except by will or the laws of descent and distribution, the Option may not be sold, transferred, assigned, pledged or otherwise disposed of or encumbered by the Optionee, and any attempt to do so shall be null and void. The Option may be exercised during the Optionee's lifetime only by the Optionee or, in the event of the Optionee's legal disability, by the Optionee's legal representative. The terms of the Option shall be binding upon any successor or permitted assignee of the Optionee.

V. Capital Adjustments.

A. Stock Dividends and Splits. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), reclassification, reincorporation, liquidation or similar change in corporate structure, the Committee shall, in its discretion, provide for a substitution for or adjustment in (i) the number and class of Covered Shares and (ii) the Option Price.

B. Cash Dividends. In the event that the Company should pay a dividend in cash to all holders of outstanding Common Stock, the Committee shall have the right to reduce the Option Price for each outstanding Option by an amount equal to the per share amount of such dividend; provided, that the Option Price for an Option shall not be reduced below zero. The Committee shall have the right at any time to discontinue the applicability of this section to any or all Options.

VI. Restriction on Exercise and Upon Shares of Common Stock Issued Upon Exercise. Notwithstanding any other provision of these Terms, the Optionee agrees, for himself or herself and his or her successors, that no Option may be exercised at any time that the Company does not have in effect a registration statement under the Securities Act of 1933, as amended, relating to the offer of Common Stock to the Optionee under the Plan, unless the Company agrees to permit such exercise. The Optionee further agrees, for himself or herself and his or her successors, that, upon the issuance of any shares of Common Stock upon the exercise of the Option if such a registration is not in effect, he or she will, upon the request of the Company, agree in writing that he is acquiring such shares for investment only and not with a view to resale, and that he or she will not sell, pledge or otherwise dispose of such shares so issued unless and until (a) the Company is furnished with an opinion of counsel to the effect that registration of such shares pursuant to the Securities Act of 1933, as amended, is not required by that Act and the rules and regulations thereunder; (b) the staff of the Securities and Exchange Commission has issued a "no-action" letter with respect to such disposition; or (c) such registration or notification as is, in the opinion of counsel for the Company, required for the lawful disposition of such shares has been filed by the Company and has become effective; provided, however, that the Company is not obligated hereby to file any such registration or notification. The Optionee further agrees that under such circumstances the Company may place a legend embodying such restriction on the certificates evidencing such shares.

VII. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Covered Shares until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to these Terms and Conditions. Except as provided in Section V, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

VIII. Employment. Neither the granting of the Option evidenced by the Notice nor any term or provision of the Notice or these Terms and Conditions shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any of its Affiliates to employ the Optionee (or have the Optionee serve as a director) for any period.

IX. Subject to the Plan. The Option to which these Terms and Conditions apply and the exercise thereof are subject to the terms and conditions of the Plan, which are incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under these Terms and Conditions. In addition, the Option is subject to any rules and regulations promulgated by the Committee pursuant to the Plan.

X. Notice. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, by facsimile or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

If to the Company to:

American Capital Strategies, Ltd.

2 Bethesda Metro Center, 14th Floor

Bethesda, MD 20814

Attention: Chief Compliance Officer

Facsimile: 301-654-6714

If to the Optionee, to the address set forth beneath in the Company's employment records.

All deliveries of notice shall be deemed effective when received by the person entitled to such receipt or when delivery has been attempted but refused by such person. Any party may change the person or address to which such deliveries shall be made with respect to such party by delivering notice thereof to the other party hereto in accordance with this Section 10.

EXHIBIT A

EXERCISE OF OPTION

Chief Financial Officer

American Capital Strategies, Ltd.

2 Bethesda Metro Center, 14th Floor

Bethesda, MD 20814

Dear Sir:

The undersigned, the Optionee under the Stock Option identified as Option No. ______ (the "Agreement"), granted pursuant to the American Capital Strategies, Ltd. 2006 Stock Option Plan (the "Plan"), hereby irrevocably elects to exercise the option granted in such Agreement (the "Option") to purchase        [whole numbers only] shares of Common Stock, par value $0.01 per share, (the "Shares") of American Capital Strategies, Ltd. (the "Company"), and herewith makes payment of $         in cash.

The Optionee hereby represents and warrants that the Optionee has received and reviewed a copy of the Plan.

Dated

(Signature of Optionee)

Date Received by

American Capital Strategies, Ltd.:

Received by: